Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

SECURITY AGREEMENT

This Security Agreement (the "Security Agreement") is entered into this 26th day of September, 2013, by and between Highwater Ethanol LLC, a Minnesota limited liability company located at 24500 U.S. 14, Lamberton, MN ("Highwater"), and Butamax Advanced Biofuels LLC, a Delaware limited liability company located at Bldg 356, DuPont Experimental Station, Wilmington, DE 19880 ("Butamax"), as an inducement to enter into (a) a Construction Easement and Process Validation Agreement (the "Construction Agreement"), an Equipment Lease (the "Equipment Lease"), a Technology Demonstration Risk Reduction Agreement (the “Risk Reduction Agreement”), and a Technology License Agreement (the "License Agreement") (collectively the “Butamax Agreements”) entered into simultaneously with this Security Agreement. ***. Used herein, the term "Party" shall refer to Butamax or Highwater and "Parties" shall refer to both Butamax and Highwater.

NOW THEREFORE, in consideration of the above and the mutual promises and agreements contained herein and in the Butamax Agreements, the Parties hereby agree as follows:

1.     Highwater hereby grants to Butamax a security interest (the "Butamax Security") in all of the currently existing and hereafter acquired (including by expansions or replacements) property detailed in Exhibit A (the “Collateral”), together with all parts, repairs, improvements, and accessions to the Collateral, and all proceeds from any sale of all or part of the Collateral. The Collateral shall secure prompt performance of Highwater's obligations under the Butamax Agreements. Collateral excludes replacement parts purchased by Highwater.

2.     This Security Agreement secures any debt and obligations Highwater now or later may owe to Butamax, shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until (i) the indefeasible payment in full of all payment obligations and performance in full of all other obligations under the Butamax Agreements as acknowledged in writing by Butamax or established by a final judgment of a court of competent jurisdiction, or (ii) the execution of both Parties of a termination amendment to this Security Agreement.

3.     The Butamax Security is and shall remain senior to all other security interests granted by Highwater for any current, contingent or future debt or obligations that Highwater owes or may owe to any other person with the exception of the following security interests and any refinancing of the same (the "Existing Security" and the holders hereof the "Existing Security Holders"):

***

Any additional security interests granted to the Existing Security Holders shall be junior to the Butamax Security with regards to the Collateral and any increase in the current debt or other obligations for which the Existing Security is granted shall to the widest extent possible under the applicable agreements be junior to the Butamax Security and not be included under the Existing Security.

4.     All rights of Butamax and all obligations of Highwater hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any of the Butamax Agreements, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the obligations under the Butamax Agreements, or any other amendment or waiver of or consent to any departure from any of the Butamax Agreements, (iii) any exchange or release of (except to the extent of such release), or non-perfection of any lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations under the Butamax Agreements, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Highwater in respect of the obligations under the Butamax Agreements.

5.     At any time upon the request of Butamax, Highwater shall execute and deliver to Butamax any and all documents needed to create, perfect and continued perfected or to better perfect Butamax's lien in the Collateral, including, without limitation, security agreements, pledges, assignments, endorsements of certificates of title and all other documents that Butamax may reasonably request (the "Additional Documents"). Highwater will timely cooperate with any Additional Documents at Butamax’s request and will execute such Additional Documents to permit, and authorizes, Butamax to make any filings contemplated herein.

6.    If Highwater refinances any Existing Security and/or obtains additional debt (additional financing), Butamax shall execute any and all documents reasonably requested to confirm that the security interests held by Butamax is in the Collateral (as described in Exhibit A hereof) and does not cover and does not include any other assets of Highwater, whether real or personal. Butamax at all times shall retain its first perfected security interest in the Collateral (as described in Exhibit A), but shall execute any and all subordination or confirmation documents necessary so Highwater can use its other collateral (whether real or personal) as security for financing, whether refinancing or newly incurred debt.

7.     Highwater will keep the Collateral in its possession at its present location and will keep the same in good repair. Butamax may examine and inspect the Collateral at any reasonable time. Highwater will not sell or transfer the Collateral without first obtaining written consent of Butamax and shall use Collateral solely within the scope of license granted in the License Agreement.

8.     Highwater agrees to keep the Collateral insured against risk and casualty in an amount equal to its value.

9.     Butamax has the following rights with respect to this Security Agreement:

A)	Butamax may take possession of and remove certain equipment included within the Collateral as permitted under the Equipment Lease.

B)	Butamax may prepare and file a UCC 1 Financing Statement and sign the same of Highwater to provide public notice of this Security Agreement.

10.    Highwater will be in default on this Security Agreement if Highwater is in default on any Butamax Agreement or any other agreement this Security Agreement secures or if Highwater fails to abide by any obligation contained herein (collectively "Events of Default"). If Highwater defaults, Butamax shall have all the rights and remedies provided in the Butamax Agreements or any other agreement this Security Agreement secures, under the Uniform Commercial Code, and any other statutory provisions.

11.    Butamax may require Highwater to make those components of the Collateral covered by the Equipment Lease available at a reasonably convenient place and time and may take possession of such components of the Collateral and sell it as provided by law. Highwater expressly agrees that any and all costs incurred by Butamax in enforcing this agreement, including reasonable attorney’s fees, shall be treated as an advance from Butamax to Highwater and shall constitute additional indebtedness owed by Highwater to Butamax secured by this agreement.

12.    Highwater agrees to defend, protect, indemnify and hold Butamax (and any of Butamax's officers, employees, or agents) harmless from and against any and all damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs and expenses of counsel) to the extent they arise out of or otherwise result from this Security Agreement (including, without limitation, enforcement of this Agreement).

13.    In consideration of making or insuring of the Butamax Security in Collateral (referred to in this paragraph as fixture(s)), Highwater hereby consent to the installation of said Collateral (including all equipment in Exhibit A) and agree said Collateral shall be and remain severed from the real property described herein as the Highwater’s ethanol plant, and Highwater agrees that upon any Event of Default, that Butamax may (a) take possession of and remove said fixture(s) (the Collateral) without notice to (including without notice to any other creditors of Highwater) and without liability to Highwater or any of its creditors for any diminution of value of the real estate caused by the absence of the fixture(s) (the Collateral) or by any necessity for replacing the fixture(s) (the Collateral), and (b) enforce its Butamax Security against said fixture(s) (the Collateral).

MISCELLANEOUS

14.    Any provision of this Security Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective. A waiver of any breach of any provision of this Security Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Security Agreement.

15.    No failure on the part of Butamax to exercise, and no delay in exercising, any right hereunder or under any Butamax Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Butamax provided herein and in the Butamax Agreements are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

16.    Service of all notices under this Security Agreement shall be sufficient if given personally or mailed certified, return receipt requested, postage prepaid, at the address hereinafter set forth, or to such address as such party may provide in writing from time to time.

If to Butamax:

Chief Operating Officer
Butamax Advanced Biofuels, LLC
Building 356, DuPont Experimental Station
Wilmington, DE 19880

If to Highwater:

Chief Executive Officer
Highwater Ethanol LLC
24500 U.S. 14
Lamberton, MN 56152

17.    Except as otherwise expressly provided in this Security Agreement, all costs and expenses incurred in connection with this Security Agreement and the actions contemplated hereby shall be borne by the Party incurring such expenses.

18.    No Party to this Security Agreement may assign or delegate any of its rights or obligations under this Security Agreement.

19.    This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

20.    This Security Agreement and the relationship between the Parties relating to this Security Agreement, and any and all claims, controversies and disputes arising out of, relating to, or in connection with this Security Agreement and the relationship between the Parties relating hereto and/or the formation, validity, interpretation, performance, nonperformance and/or enforcement hereof, shall be governed by and construed and interpreted in accordance with the laws of State of Minnesota, without regard to the conflicts-of-law principles of Minnesota or any other jurisdiction.

21.    With respect to any suit, action or proceeding relating to this Agreement, each Party to this Security Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the State of Minnesota; (b) waives any objection which such Party may have at any time to the laying of venue of any action brought in any such court, waives any claim that such action has been brought in an inconvenient forum and further waives the right to object, with respect to such action, that such court does not have jurisdiction over such party; and (c) consents to the service of process at the address set forth for notices in Section 16 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

22.    This Security Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

23.    In case any one or more of the provisions contained in this Security Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision that shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of the Security Agreement.

24.    This Security Agreement is solely for the benefit of the Parties hereto and is not intended to confer upon any other person or entity except the Parties hereto any rights or remedies hereunder.

25.    The headings and subheadings in this Security Agreement are included herein for ease of reference only and have no legal effect and shall not be used in interpreting this Security Agreement.

IN WITNESS WHEREOF, the parties have executed this Security Agreement this 26th day of September, 2013.

Butamax Advanced Biofuels LLC            Highwater Ethanol LLC
24500 U.S. 14, Lamberton, MN 56152

By: /s/ Brenda Head                    By: /s/ Brian Kletscher
VP - US Commercialization                Chief Executive Officer

STATE OF Minnesota
CITY/COUNTY OF Redwood        :
The foregoing instrument was acknowledged before me this 27 day of September, 2013 by Brian Kletscher, Chief Executive Officer of Highwater Ethanol LLC, a Minnesota Limited Liability Corporation on behalf of Highwater Ethanol LLC.

TERESA N. DETERMAN-SCHWARTZ SEAL Notary Public-Minnesota My Commission Expires Jan 31, 2014	/s/ Teresa N. Determan-Schwartz Notary Public My Commission Expires: 1/31/2014

STATE OF Delaware
CITY/COUNTY OF New Castle    :
The foregoing instrument was acknowledged before me this 26th day of September, 2013 by Brenda Head, VP - US Commercialization of Butamax™ Advanced Biofuels LLC, a Delaware Limited Liability Corporation on behalf of Butamax™ Advanced Biofuels LLC.

JOANNE M. HOLBERT SEAL Notary Public-Minnesota My Commission Expires Sept 18, 2016	/s/ Joanne NM. Holbert Notary Public My Commission Expires: 9/18/2016

*** Confidential material redacted and filed separately with the Commission.

SECURITY AGREEMENT

Exhibit A - The Collateral

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